UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

---------------------------

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) January 18, 2006

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-8739 (Commission File Number)	22-1970303 (I.R.S. Employer Identification Number)

1830 Route 130, Burlington, NJ (address of principal executive offices)	08016 (Zip Code)

Registrant's telephone number, including area code: (609) 387-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01. Entry into a Material Definitive Agreement

Merger Agreement.  On January 18, 2006, Burlington Coat Factory Warehouse Corporation (the “Company”) announced that it had entered into an Agreement and Plan of Merger, dated as of January 18, 2006 (the “Merger Agreement”), with BCFWC Acquisition, Inc. (“Parent”) and BCFWC Mergersub, Inc. (“Merger Sub”). Parent and Merger Sub are affiliates of Bain Capital Partners, LLC (“Bain Capital”).

The Merger Agreement contemplates that Merger Sub will be merged with and into the Company (the “Merger”) and each outstanding share of common stock of the Company will be converted into the right to receive $45.50 per share in cash, without interest.

Consummation of the Merger is subject to customary closing conditions, including approval by the Company’s stockholders, the absence of certain legal impediments to the consummation of the Merger and the expiration or termination of any required waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. The Merger Agreement contains certain termination rights and provides that, upon the termination of the Merger Agreement under specified circumstances, (i) the Company will be required to pay Parent a termination fee of $70 million or (ii) Parent will be required to pay the Company a termination fee of $70 million.

The Company has made customary representations and warranties and covenants in the Merger Agreement, including among others (i) not to (A) solicit proposals relating to alternative business combination transactions or (B) subject to certain exceptions, enter into discussions concerning or provide confidential information in connection with alternative business combination transactions, (ii) to cause a meeting of the Company’s stockholders to be held to consider the adoption of the Merger Agreement, and (iii) subject to certain exceptions, for the Company’s Board of Directors to recommend that the Company’s stockholders adopt the Merger Agreement and thereby approve the Merger.

The Merger Agreement also provides, upon consummation of the Merger, for the cashout by the Company of outstanding stock options, generally in an amount per option share equal to the difference between $45.50 and the per share exercise price.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement filed as Exhibit 2.1 hereto and incorporated herein by reference. The Merger Agreement has been included to provide investors with information regarding its terms and is not intended to provide any other factual information about the Company or Bain Capital or its affiliates. The Merger Agreement contains representations and warranties the parties thereto made to and solely for the benefit of each other. The assertions embodied in those representations and warranties are qualified by information in a confidential disclosure schedule that the parties have exchanged in connection with signing the Merger Agreement and that modifies, qualifies and creates exceptions to the representations and warranties contained in the Merger Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of the Merger Agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters, and (iii) they are modified in important part by the underlying disclosure schedule. This disclosure schedule contains information that has been included in the Company’s prior public disclosures, as well as non-public information. Moreover, information concerning the subject matter of the representations and warranties may have changed since the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Voting Agreement.  In connection with the execution of the Merger Agreement, members of the Milstein family and affiliated entities (representing approximately 62% of the current shares outstanding) entered into a Voting Agreement, dated as of January 18, 2006 (the “Voting Agreement”), with Parent pursuant to which, among other things, they agreed to vote all Company shares owned by them in favor of the Merger. In addition, such stockholders granted Parent a proxy to vote their shares in favor of the Merger at the stockholders’ meeting. The Voting Agreement will terminate upon the earlier of (i) the termination of the Merger Agreement and (ii) the effective time of the Merger. The foregoing description of the Voting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Voting Agreement filed as Exhibit 99.1 and incorporated herein by reference.

The Company will file a proxy statement with the Securities and Exchange Commission concerning the proposed Merger. Holders of Company common stock are urged to read the proxy statement when it becomes available because it will contain important information. In addition, the Company’s directors, executive officers and certain of its employees may be deemed to be participants in the solicitation of proxies from the stockholders of the Company with respect to the proposed Merger. Information about the directors and executive officers of the Company will be available in the proxy statement that the Company will file with the Securities and Exchange Commission. Investors will be able to obtain a free copy of such proxy statement, when it is available, and any other relevant documents filed by the Company at the Commission’s website, http://www.sec.gov, and by contacting the Company at: 1830 Route 130, Burlington, New Jersey 08016, Attention: Investor Relations.

Item 8.01. Other Events

A copy of the Company’s press release announcing the signing of the Merger Agreement is attached hereto at Exhibit 99.2 and is incorporated herein by reference.

Item 9.01. Exhibits

2.1	Agreement and Plan of Merger, dated as of January 18, 2006, by and among Burlington Coat Factory Warehouse Corporation, BCFWC Acquisition, Inc. and BCFWC Mergersub, Inc.
99.1	Voting Agreement, dated as of January 18, 2006, by and among BCFWC Acquisition, Inc. and the other parties signatory thereto.
99.2	Press release dated January 18, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION

Date: January 20, 2006	/s/ Robert L. LaPenta, Jr.
Robert L. LaPenta, Jr.
Vice President - Chief Accounting Officer

INDEX TO EXHIBITS

Exhibit Number	Description
2.1	Agreement and Plan of Merger, dated as of January 18, 2006, by and among Burlington Coat Factory Warehouse Corporation, BCFWC Acquisition, Inc. and BCFWC Mergersub, Inc.
99.1	Voting Agreement, dated as of January 18, 2006, by and among BCFWC Acquisition, Inc. and the other parties signatory thereto.
99.2	Press release dated January 18, 2006